Exhibit 23
Consent of Independent Registered Public Accounting Firm
Perrigo Company Profit-Sharing and Investment Plan
Allegan, Michigan
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-192946) of our report dated June 26, 2014, relating to the financial statements and supplemental schedule of the Perrigo Company Profit-Sharing and Investment Plan which appear in this Form 11-K for the year ended December 31, 2013.
/s/BDO USA, LLP

BDO USA, LLP
Grand Rapids, Michigan
June 26, 2014